Exhibit 4.4

NIOCORP DEVELOPMENTS LTD.

WARRANT INDENTURE

November 10, 2014

TABLE OF CONTENTS

1.	INTERPRETATION		2
	1.1	Definitions	2
	1.2	Headings	5
	1.3	Gender	5
	1.4	Weekends and Holidays	5
	1.5	Meaning of “Outstanding”	5
	1.6	Time	6
	1.7	Applicable Law	6
	1.8	Currency	6
	1.9	Conflicts	6
	1.10	Schedules	6

2.	ISSUE AND PURCHASE OF WARRANTS		6
	2.1	Creation, Form and Terms of Warrants	6
	2.2	Form of Warrants, Certificated Warrants	6
	2.3	Book Entry Only Warrants	7
	2.4	Warrant Certificate	8
	2.5	Transferability and Ownership of Warrants	10
	2.6	Warrantholders Not Shareholders	12
	2.7	Signing of Warrants	12
	2.8	Countersigning	12
	2.9	Loss, Mutilation, Destruction or Theft of Warrants	13
	2.10	Exchange of Warrants	13
	2.11	Ranking	13
	2.12	Purchase of Warrants for Cancellation	13

3.	COVENANTS OF THE COMPANY		14
	3.1	To Issue Warrants and Reserve Common Shares	14
	3.2	To Execute Further Assurances	14
	3.3	To Carry On Business	14
	3.4	Reporting Issuer	14
	3.5	No Breach of Constating Documents	15
	3.6	Filing Prospectus and Related Matters	15
	3.7	Securities Qualification Requirements	15
	3.8	Maintain Listing	15
	3.9	Satisfy Covenants	15
	3.10	Performance of Covenants by Warrant Agent	15
	3.11	Warrant Agent’s Remuneration and Expenses	15
	3.12	Trust for Warrantholder’s Benefit	16
	3.13	Notice to Warrantholders of Certain Events	16
	3.14	Closure of Share Transfer Books	16
	3.15	Payment of Commissions	17
	3.16	Contractual Right of Rescission	17

4.	ADJUSTMENT OF NUMBER OF WARRANT SHARES		18
	4.1	Adjustment of Number of Warrant Shares	18
	4.2	Proceedings Prior to any Action Requiring Adjustment	21
	4.3	Certificate of Adjustment	21
	4.4	No Action After Notice	22
	4.5	Protection of Warrant Agent	22
	4.6	Notice of Special Matters	22

5.	EXERCISE AND CANCELLATION OF WARRANTS		23
	5.1	Exercise of Warrants	23
	5.2	Effect of Exercise of Warrants	25
	5.3	Partial Exercise	25
	5.4	Warrants Void After Exercise Time	25

	5.5	Fractions of Warrant Shares	25
	5.6	Accounting and Recording	25
	5.7	Legending of Warrant Certificates and Warrant Shares	26
	5.8	Issuance of Warrant Shares	27
	5.9	Securities Restrictions	28

6.	MEETINGS OF WARRANTHOLDERS		28
	6.1	Definitions	28
	6.2	Convening Meetings	28
	6.3	Place of Meeting	29
	6.4	Notice	29
	6.5	Persons Entitled to Attend	29
	6.6	Quorum	29
	6.7	Chairman	29
	6.8	Power to Adjourn	30
	6.9	Adjourned Meeting	30
	6.10	Show of Hands	30
	6.11	Poll	30
	6.12	Regulations	30
	6.13	Powers of Warrantholders	31
	6.14	Powers Cumulative	32
	6.15	Minutes of Meetings	32
	6.16	Written Resolutions	32
	6.17	Binding Effect	32
	6.18	Holdings by the Company or Subsidiaries of the Company Disregarded	33
	6.19	Company, Warrant Agent and Agent May be Represented	33

7.	SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS		33
	7.1	Provision for Supplemental Indentures for Certain Purposes	33
	7.2	Company May Consolidate, etc. on Certain Terms	34
	7.3	Successor Body Corporate Substituted	34

8.	CONCERNING THE WARRANT AGENT		34
	8.1	Duties of Warrant Agent	34
	8.2	Action by Warrant Agent	35
	8.3	Certificate of the Company	35
	8.4	Warrant Agent May Employ Experts	35
	8.5	Resignation and Replacement of Warrant Agent	35
	8.6	Indenture Legislation	36
	8.7	Notice	36
	8.8	No Inquiries	36
	8.9	Actions by Warrant Agent to Protect Interest	36
	8.10	Warrant Agent Not Required to Give Security	36
	8.11	No Conflict of Interest	36
	8.12	Warrant Agent Not Ordinarily Bound	36
	8.13	Warrant Agent May Deal in Instruments	37
	8.14	Recitals or Statements of Fact Made by Company	37
	8.15	Warrant Agent’s Discretion Absolute	37
	8.16	No Representations as to Validity	37
	8.17	Acceptance of Trusts	37
	8.18	Warrant Agent’s Authority to Carry on Business	38
	8.19	Indemnification of Warrant Agent	38
	8.20	Performance of Covenants by Warrant Agent	38
	8.21	Third Party Interests	38
	8.22	Not Bound to Act	39

9.	NOTICES		39
	9.1	Notice to Company or Warrant Agent	39
	9.2	Notice to Warrantholders	40

ii

10.	POWER OF BOARD OF DIRECTORS		41
	10.1	Board of Directors	41

11.	MISCELLANEOUS PROVISIONS		41
	11.1	Further Assurances	41
	11.2	Unenforceable Terms	41
	11.3	No Waiver	41
	11.4	Waiver of Default	41
	11.5	Immunity of Shareholders	42
	11.6	Limitation of Liability	42
	11.7	Suits by Warrantholders	42
	11.8	SEC Reporting Status	42
	11.9	Force Majeure	43
	11.10	Privacy Matters	43
	11.11	Enurement	43
	11.12	Counterparts and Formal Date	43
	11.13	Satisfaction and Discharge of Indenture	44
	11.14	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	44
	11.15	Further Assurances	44
	11.16	Formal Date and Effective Date	45

iii

WARRANT INDENTURE

THIS WARRANT INDENTURE made as of November 10, 2014.

BETWEEN:

NIOCORP DEVELOPMENTS LTD., a corporation amalgamated under the laws of British Columbia and having an office in the City of Vancouver, British Columbia

(the “Company”)

OF THE FIRST PART

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada and having an office in the City of Vancouver, British Columbia

(the “Warrant Agent”)

OF THE SECOND PART

WHEREAS the Company is completing a private placement offering of up to 30,000,000 Special Warrants (as defined herein) on the date hereof pursuant to the terms of an Agency Agreement (as defined herein) and the terms of a Special Warrant Indenture (as defined herein);

AND WHEREAS each Special Warrant entitles the holder thereof upon exercise, or deemed exercise thereof and subject to adjustment and the Penalty Provision (as defined in the Agency Agreement) to one Unit (as defined herein), with each Unit comprised of one Common Share (as defined herein) and one Warrant (as defined herein);

AND WHEREAS in light of the foregoing and as further described in the Agency Agreement, the Company is proposing to issue a total of up to 30,000,000 Warrants in the manner herein set forth and pursuant to the terms of an Agency Agreement and the Special Warrant Indenture;

AND WHEREAS the Company is authorized to create and issue the Warrants;

AND WHEREAS the Company represents to the Warrant Agent that all necessary resolutions of the directors of the Company have been or will be duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Agreement and the execution and issue of the Warrants and to make the same legal, valid and binding on the Company in accordance with the laws relating to the Company;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Warrant Agent; and

AND WHEREAS the Warrant Agent has been appointed by the Company and has agreed to act as agent on behalf of the Warrantholders on the terms and conditions set forth herein.

NOW THEREFORE THIS INDENTURE WITNESSETH THAT, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:

(a)	“Agency Agreement” means the agency agreement dated November 10, 2014 between the Company and the Agent;

(b)	“Agent” means Mackie Research Capital Corporation;

(c)	“Applicable Legislation” means the provisions, if any, for the time being, of any statute of Canada or a province thereof, and of the regulations under such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures, and of corporations issuing their securities under trust indentures, to the extent that any such provisions are in force and applicable to this Indenture;

(d)	“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Company and authenticated by manual signature of an authorized officer of the Warrant Agent, (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

(e)	“Book Entry Only Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Warrants;

(f)	“Book Entry Only Warrants” means Warrants that are to be held only by or on behalf of the Depository;

(g)	“Business Day” means a day which is not a Saturday, Sunday or legal holiday in the City of Toronto, Ontario and/or the City of Vancouver, British Columbia;

(h)	“CDS Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository represented by an Uncertificated Warrant, or if requested by the Depository or the Company, by a Warrant Certificate;

(i)	“Closing Date” means November 10, 2014, or such other date as the Agent and the Company may agree for the final closing of the offering of Special Warrants;

(j)	“Commissions” means, collectively, the securities commissions or other applicable securities regulatory authorise of each of the Designated Provinces;

(k)	“Common Share” means a fully paid and non-assessable common share in the capital of the Company as such capital is presently constituted;

(l)	“Company’s auditors” means the firm of accountants appointed by the shareholders of the Company and serving as the auditors of the Company at the relevant time;

(m)	“Current Market Price” of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded during any 10 consecutive Trading Days selected by the Company, commencing not more than 20 Trading Days and ending not less than five days before such date, on the TSX Venture Exchange, or, if the Common Shares are not listed thereon, on any stock exchange on which such shares are listed as may be selected for such purpose by the directors or, if such shares are not listed on any stock exchange, then on such over-the-counter market in Canada as may be selected for such purpose by the directors, provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Company;

(n)	“Depository” means CDS Clearing and Depository Services Inc. or such other Person as is designated in writing by the Company to act as depository in respect of the Warrants;

(o)	“Designated Provinces” means each of the provinces of Canada in which Warrant holders reside;

(p)	“director” means a director of the Company for the time being and, unless otherwise specified herein, a reference to an action by the directors means an action by the directors of the Company as a board or, whenever duly empowered, action by a committee of such board;

(q)	“Dividends paid in the Ordinary Course” means such dividends payable in cash (or in securities, property or assets of equivalent value) declared payable on a Common Share in any fiscal year of the Company to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:

(i)	100% of the aggregate amount or value of the dividends declared payable by the Company on the Common Shares in the period of 12 consecutive months ended immediately prior to the first day of such fiscal year; and

(ii)	50% of the consolidated net earnings of the Company, before extraordinary items and after dividends paid on any and all preferred shares of the Company (if any) for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be as shown in the audited consolidated financial statements of the Company for such 12 month period or, if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Company);

and for such purposes the amount of any dividends paid in other than cash or shares of the Company shall be the fair market value of such dividends as determined by the directors;

(r)	“Expiry Date” means November 10, 2016;

(s)	“Expiry Time” means 4:59 p.m. (Vancouver time) on the Expiry Date;

(t)	“Indenture”, “herein”, “hereto”, “hereunder”, “hereof’, “hereby” and similar expressions mean or refer to this Indenture and not to any particular Article, Section, paragraph, clause, subdivision or portion hereof and include any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “Section” and “paragraph” followed by a number mean and refer to the specified Article, Section or paragraph of this Indenture;

(u)	“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent, it being understood that neither preparation and issuance shall constitute part of such procedures for any purpose of this definition;

(v)	“Prospectus” means a final short form prospectus of the Company filed with the Commissions by the Company which qualifies the distribution of the Unit Shares, Warrants and Warrant Shares in the Designated Provinces;

(w)	“Purchase Price” means $0.65 per Warrant;

(x)	“Receipt” means the receipt issued by the British Columbia Securities Commission, which is deemed to also be a receipt of the securities commissions of the other Designated Provinces (other than Ontario) and also evidences the receipt of the Ontario Securities Commission pursuant to Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions;

(y)	“SEC” means the United States Securities and Exchange Commission;

(z)	“Special Warrant” means a special warrant of the Company created by the Company and issued and authenticated under the Special Warrant Indenture for a purchase price of $0.55 per Special Warrant and entitling the holder thereof to acquire one Unit upon exercise or deemed exercise thereof, in accordance with the Special Warrant Indenture;

(aa)	“Special Warrant Indenture” means the special warrant indenture dated the date hereof entered into between the Company and Computershare Trust Company of Canada, as special warrant agent, governing the terms and conditions of the Special Warrants, as may be amended from time to time;

(bb)	“Subsidiary of the Company” means a corporation of which voting securities carrying a majority of the votes attached to all outstanding voting securities of the Company are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

(cc)	“Trading Day” means any day on which the facilities of the TSX Venture Exchange, or, if the Common Shares are not listed thereon, the facilities of any stock exchange on which the Common Shares are listed, are open for trading;

(dd)	“Uncertificated Warrant” means any Warrant which is not a Warrant Certificate;

(ee)	“Unit” means one unit, comprised of one Common Share and one transferable Warrant issuable on the exercise or deemed exercise of the Special Warrants without payment of additional consideration or further action by the Special Warrantholder;

(ff)	“Unit Share” means a Common Share comprising part of a Unit;

(gg)	“U.S. Person” and “United States” have the meanings ascribed thereto in Regulation ”S” under the 1933 Act, as amended, as set out in Schedule ”B” hereto;

(hh)	“Warrant” means a warrant of the Company created by the Company and issued and authenticated hereunder with an exercise price of $0.65 per Warrant until the Expiry Time and entitling the holder thereof to acquire one Warrant Share upon exercise in accordance with this Indenture, subject to adjustment as set out herein;

(ii)	“Warrant Agent” means Computershare Trust Company of Canada, having an office at 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9;

(jj)	“Warrant Certificate” means a certificate evidencing one or more Warrants issuable hereunder, substantially in the form attached hereto as Schedule “A”;

(kk)	“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants in accordance with this Indenture;

(ll)	“Warrantholder” means the registered holder from time to time of an outstanding Warrant;

(mm)	“1933 Act” means the United States Securities Act of 1933, as amended; and

(nn)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended.

1.2	Headings

The division of this Indenture into Articles, Sections or other subdivisions, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Warrants.

1.3	Gender

Words importing the singular number also include the plural and vice versa and words importing the masculine gender include the feminine gender.

1.4	Weekends and Holidays

If the date for the taking of any action under this Indenture expires on a day which is not a Business Day, such action may be taken on the next succeeding Business Day with the same force and effect as if taken within the period for the taking of such action.

1.5	Meaning of “Outstanding”

Every Warrant represented by a Warrant Certificate or Uncertified Warrant that has been Authenticated by the Warrant Agent and delivered to the holder thereof is deemed to be outstanding until it is cancelled or delivered to the Warrant Agent for cancellation. Where a new Warrant Certificate has been issued pursuant to Section 2.9 to replace one which has been mutilated, lost, stolen or destroyed, the Warrants represented by only one of such Warrant Certificates are counted for the purpose of determining the aggregate number of Warrants outstanding. A Warrant Certificate representing a number of Warrants which has been partially exercised will be deemed to be outstanding only to the extent of the unexercised portion of the Warrants.

1.6	Time

Time is of the essence hereof and of each Warrant Certificate.

1.7	Applicable Law

This Indenture and each Warrant Certificate are subject to and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.8	Currency

All references to currency herein are to Canadian dollars unless otherwise indicated.

1.9	Conflicts

In the event of any conflict or inconsistency between the provisions of this Indenture and the Warrant Certificates, the provisions of this Indenture will govern.

1.10	Schedules

The attached Schedules “A” and “B” are incorporated into and form part of this Indenture.

2.	ISSUE AND PURCHASE OF WARRANTS

2.1	Creation, Form and Terms of Warrants

(a)	The Company hereby creates and authorizes for issuance up to 30,000,000 Warrants, each such Warrant entitling a Warrantholder to acquire one Warrant Share with an exercise price of $0.65, at any time until the Expiry Time on the Expiry Date.

(b)	Subject to the provisions hereof, the Warrants issued under this Indenture are limited in the aggregate to 30,000,000 Warrants, provided that the number of Warrant Shares to be issued upon exercise of the Warrants is subject to increase or decrease so as to give effect to the adjustments required by Article 4.

(c)	No fractional Warrants shall be issued or otherwise provided for hereunder.

2.2	Form of Warrants, Certificated Warrants

The Warrants may be issued in both certificated and uncertificated form. Each Warrant originally issued to a U.S. Person will be evidenced in certificated form only and bear the applicable legends as set forth herein. All Warrants issued in certificated form shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in Schedule “A” hereto, which shall be dated as of the date of issue, shall bear such distinguishing letters and numbers as the Company may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent.

2.3	Book Entry Only Warrants

(a)	Re-registration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the book entry registration system and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Company, from time to time. Except as provided herein, owners of beneficial interests in any CDS Global Warrants shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register. Notwithstanding any terms set out herein, Warrants having any legend set forth in Section 2.4(f) herein and held in the name of the Depository may only be held in the form of Uncertificated Warrants with the prior consent of the Warrant Agent and in accordance with the Internal Procedures of the Warrant Agent.

(b)	Notwithstanding any other provision in this Indenture, no CDS Global Warrants may be exchanged for Warrants registered, and no transfer of any CDS Global Warrants may be registered, in the name of any Person other than the Depository for such CDS Global Warrants or a nominee thereof unless:

(i)	the Depository notifies the Company that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Warrants and the Company is unable to locate a qualified successor;

(ii)	the Company determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Global Warrants and the Company is unable to locate a qualified successor;

(iii)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Company is unable to locate a qualified successor;

(iv)	the Company determines that the Warrants shall no longer be held as Book Entry Only Warrants through the Depository;

(v)	such right is required by Applicable Legislation, as determined by the Company and the Company’s counsel;

(vi)	the Warrant is to be Authenticated to or for the account or benefit of a person in the United States or a U.S. Person (in which case, the Warrant Certificate shall contain the legend set forth in Section 2.4(f), if applicable); or

(vii)	such registration is effected in accordance with the internal procedures of the Depository and the Warrant Agent,

following which, Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the holder. The Company shall provide an Officer’s Certificate giving notice to the Warrant Agent of the occurrence of any event outlined in this Section.

(c)	Every Warrant that is Authenticated upon registration or transfer of a CDS Global Warrant, or in exchange for or in lieu of a CDS Global Warrant or any portion thereof, shall be Authenticated in the form of, and shall be, a CDS Global Warrant, unless such Warrant is registered in the name of a person other than the Depository for such CDS Global Warrant or a nominee thereof.

(d)	Notwithstanding anything to the contrary in this Indenture, the CDS Global Warrant will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Company.

(e)	The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system shall be limited to those established by Applicable Legislation and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(f)	Notwithstanding anything herein to the contrary, neither the Company nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(i)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(iii)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(g)	The Company may terminate the application of this Section in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of a Person other than the Depository.

2.4	Warrant Certificate

(a)	For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Warrant Agent. Each Warrant Certificate shall be Authenticated manually on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any at least one duly authorized signatory of the Company; whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Company as if it had been signed manually. Any Warrant Certificate which has two signatures as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

(b)	The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Company shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Warrants are binding on the Company.

(c)	No Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Warrant Agent. Authentication by the Warrant Agent, including by way of entry on the register, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by the Company of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof. Authentication by the Warrant Agent shall be conclusive evidence as against the Company that the Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(d)	No Warrant Certificate shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent. Such Authentication on any such Warrant Certificate shall be conclusive evidence that such Warrant Certificate is duly Authenticated and is valid and a binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.

(e)	No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.

(f)	Each CDS Global Warrant originally issued in Canada and held by the Depository, and each CDS Global Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Company may prescribe from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO NIOCORP DEVELOPMENTS LTD. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

2.5	Transferability and Ownership of Warrants

(a)	The Company hereby appoints the Warrant Agent as registrar of the Warrants and shall cause the Warrant Agent to keep at its Vancouver office set forth in Section 1.1 (ii) a register in which the Warrant Agent shall enter the names and addresses of the Warrantholders and other particulars, prescribed by law, of the Warrants held by them, together with a record of transfers in which particulars of all transfers of Warrants will be recorded. The Warrant Agent shall cause the register to be open at all reasonable times for inspection by the Company, the Agent and any Warrantholder.

(b)	The Warrant Certificates may only be transferred by the Warrantholder (or its legal representatives or its attorney duly appointed), in accordance with Applicable Legislation and upon compliance with the conditions herein, on the register kept at the office of the Warrant Agent pursuant to Section 2.5(a) by delivering to the Warrant Agent’s Vancouver office a duly executed Form of Transfer attached as Appendix 2 to the Warrant Certificate and complying with such other reasonable requirements as the Company and the Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Warrant Agent. In the case of Uncertificated Warrants the Warrants may only be transferred, in accordance with the procedures of the Depository under the Book-Entry Only System.

(c)	Notwithstanding anything contained in this Indenture, in the Warrant Certificate or in any subscription agreements under which Special Warrants were issued and sold, the Warrant Agent, relying solely on the Form of Transfer or such other reasonable requirements as the Company and Warrant Agent may prescribe pursuant to Section 2.5(b) or this Section shall not register any transfer of a Warrant unless the transfer is made in compliance with this Section or the Warrant is transferred outside the United States to a non-U.S. Person.

(d)	Warrants represented by a Warrant Certificate bearing the legend set forth in Section 5.7(a) and/or (b) hereof, or any of the underlying Warrant Shares, may only be offered, sold, pledged or otherwise transferred (i) to the Company, (ii) outside the United States in compliance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (iii) pursuant to a registration statement that has been declared effective under the 1933 Act and is available for resale of the Warrants or the underlying Warrant Shares, or (iv) in compliance with any other exemption from registration under the 1933 Act, including Rule 144 thereunder, if available, and in compliance with any applicable state securities laws. The Warrant Agent understands and agrees that in the event of a transfer pursuant to the foregoing clause (ii) or clause (iv), the Company and the Warrant Agent may require a legal opinion of counsel of recognized standing reasonably satisfactory to the Company and the Warrant Agent that such transfer is exempt from registration under the 1933 Act and applicable state securities laws. Notwithstanding the foregoing, the Warrant Agent may impose additional requirements for the removal of legends from the Warrants

(e)	If a Warrant Certificate not bearing the legend set forth in Section 5.7(a) and/or (b) hereof is tendered for transfer, the Warrant Agent shall not register such transfer if the Company has provided written instructions to the Warrant Agent prior to such exercise to the effect that the Company believes such exercise would not comply with the 1933 Act or applicable state securities laws.

(f)	The Company shall direct the Warrant Agent as to matters related to the applicable hold periods and applicable securities legislation. The Warrant Agent shall have no obligation to ensure or verify compliance with any Applicable Legislation or regulatory requirements on the issue, exercise or transfer of any Warrants or any Warrant Shares or other securities issuable upon the exercise of any Warrants. The Warrant Agent shall be entitled to process all proffered transfers and exercises of Warrants upon the presumption that such transfers or exercises are permissible pursuant to all Applicable Legislation and regulatory requirements and the terms of this Indenture. The Warrant Agent may assume for the purposes of this Indenture that the address on the register of Warrantholders of any Warrantholder is the Warrantholder’s actual address and is also determinative of the Warrantholder’s residency and that the address of any transferee to whom any Warrants or any Warrant Shares are to be registered, as shown on the transfer document, is the transferee’s actual address and is also determinative of the transferee’s residency.

(g)	Upon any transfer of Warrants in accordance with the provisions of this Indenture, the Company shall covenant and agree with the Warrant Agent, on behalf of the transferee holder and with the transferee holder, that the transferee holder is a permitted assignee of the transferring holder and is entitled to the benefits of the covenant of the Company set forth in Section 3.16 herein and to be set forth under the heading “Contractual Right of Rescission” in the Prospectus subject, in each case, to the restrictions and limitations described thereunder. Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the Warrant Agent shall not be responsible for ensuring the Warrants or the exercise of Warrants is cancelled and a refund of the holder’s funds is paid back to the holder. In such cases, the holder shall seek a refund directly from the Company and subsequently, the Company shall instruct the Warrant Agent in writing, to cancel the Warrants or exercise transaction and any underlying shares on the register, which may have already been issued upon the Warrant exercise.

(h)	A person who furnishes evidence that he is, to the reasonable satisfaction of the Warrant Agent:

(i)	the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Warrantholder;

(ii)	a guardian, committee, trustee, curator or tutor representing a Warrantholder who is an infant, an incompetent person or a missing person; or

(iii)	a liquidator or, a trustee in bankruptcy for, a Warrantholder,

may, as hereinafter stated, by surrendering such evidence together with the Warrant Certificate in question to the Warrant Agent (by delivery or mail as set forth in Section 9.1 hereof), and subject to such reasonable requirements as the Warrant Agent may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Warrantholders. After receiving the surrendered Warrant Certificate and upon the person surrendering the Warrant Certificate meeting the requirements as herein before set forth, the Warrant Agent shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Company. Forthwith after receiving written notice from the Warrant Agent as aforesaid, the Company shall cause a new Warrant Certificate to be issued and sent to the new holder and the Warrant Agent shall alter the register of holders accordingly.

(i)	The Company and the Warrant Agent shall deem and treat the registered holder of any Warrant as the absolute legal and beneficial owner thereof for all purposes, free from all equities or rights of set off or counterclaim between the Company and any previous holder of such Warrant, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction, and neither the Company nor the Warrant Agent is affected by any notice to the contrary.

(j)	Subject to the provisions of this Indenture and Applicable Legislation, each Warrantholder is entitled to the rights and privileges attaching to the Warrants, and the issue of the Warrant Shares by the Company on exercise of Warrants by any Warrantholder in accordance with the terms and conditions herein contained discharges all responsibilities of the Company and the Warrant Agent with respect to such Warrants and neither the Company nor the Warrant Agent is bound to inquire into the title of any such registered holder.

(k)	A reasonable charge will be levied on a presenter of a Warrant Certificate pursuant to this Indenture for the transfer of any Warrant.

(l)	Notwithstanding any other provision of this Section 2.5, in connection with any transfer of Warrants, the transferor and transferee shall comply with all reasonable requirements of the Warrant Agent as the Warrant Agent may deem necessary to secure the obligations of the transferee of such Warrants with respect to such transfer.

2.6	Warrantholders Not Shareholders

A Warrantholder is not deemed or regarded as a shareholder of the Company nor is such Warrantholder entitled to any right or interest except as is expressly provided in this Indenture and in the Warrant Certificates.

2.7	Signing of Warrants

Any one director or officer of the Company shall sign the Warrant Certificates either manually or by facsimile signature. A facsimile signature upon any Warrant Certificate is, for all purposes hereof, deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Warrant Certificate is not a director or officer of the Company at the date of this Indenture or at the date of the countersigning and delivery of such Warrant Certificate, such fact does not affect in any way the validity of the Warrants or the entitlement of the Warrantholder to the benefits of this Indenture or of the Warrant Certificate.

2.8	Countersigning

The Warrant Agent shall countersign the Warrant Certificates upon the written direction of the Company. No Warrant Certificate shall be issued, or if issued, is valid or exercisable or entitles the holder thereof to the benefits of this Indenture until the Warrant Certificate has been manually countersigned by the Warrant Agent. The countersignature by or on behalf of the Warrant Agent will be conclusive evidence as against the Company that the Warrant Certificate so countersigned has been duly issued hereunder and that the holder is entitled to the benefit hereof. The countersignature by or on behalf of the Warrant Agent on any Warrant Certificate is not to be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrants or as to the performance by the Company of its obligations under this Indenture and the Warrant Agent is in no way liable or answerable for the use made of the Warrants or the proceeds from the issuance thereof, except as specified by this Indenture. The countersignature by or on behalf of the Warrant Agent is, however, a representation and warranty of the Warrant Agent that the Warrant Certificate has been duly countersigned by or on behalf of the Warrant Agent pursuant to the provisions of this Indenture.

2.9	Loss, Mutilation, Destruction or Theft of Warrants

In case any of the Warrant Certificates issued and countersigned hereunder is mutilated or lost, destroyed or stolen, the Company, in its discretion, may issue and thereupon the Warrant Agent will countersign and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate entitles the holder thereof to the benefits hereof and ranks equally in accordance with its terms with all other Warrants issued hereunder.

The Warrantholder applying for the issue of a new Warrant Certificate pursuant to this Section shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as is satisfactory to the Company in their discretion. The Company and the Warrant Agent may also, as a condition precedent to issuing a new Warrant Certificate, require such applicant to furnish an indemnity and surety bond in amount and form satisfactory to the Company and Warrant Agent in their discretion, and the applicant shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

2.10	Exchange of Warrants

A Warrantholder may at any time prior to the Expiry Time, by written instruction delivered to the Warrant Agent at the office of the Warrant Agent set forth in Section 1.1, exchange his Warrant Certificates for Warrant Certificates evidencing Warrants in other denominations entitling the Warrantholder to acquire in the aggregate the same number of Warrant Shares to which it was entitled to acquire under the Warrant Certificates so surrendered, in which case the Warrant Agent may make a charge sufficient to reimburse it for any government fees or charges required to be paid and such reasonable fees as the Warrant Agent may determine for every Warrant Certificate issued upon exchange. The Warrantholder surrendering such Warrant Certificate shall bear such fee and charge. Payment of the charges is a condition precedent to the exchange of the Warrant Certificate. The Company shall sign and the Warrant Agent shall countersign all Warrant Certificates necessary to carry out exchanges as aforesaid.

2.11	Ranking

All Warrants will have the same attributes and rank pari passu regardless of the date of actual issue.

2.12	Purchase of Warrants for Cancellation

Subject to Applicable Legislation, the Company may, at any time or from time to time, purchase all or any of the Warrants in the market, by private contract or otherwise, on such terms as the Company may determine. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable plus reasonable costs of purchase. The Warrant Certificates representing the Warrants purchased hereunder by the Company shall immediately following purchase, be delivered to and cancelled by the Warrant Agent and no Warrants shall be issued in substitution therefor.

3.	COVENANTS OF THE COMPANY

So long as any Warrants remain outstanding, the Company represents, warrants, covenants and agrees with the Warrant Agent for the benefit of the Warrant Agent and Warrantholders as follows:

3.1	To Issue Warrants and Reserve Common Shares

That it is duly authorized to create and issue the Warrants and that the Warrants, when issued and countersigned by the Warrant Agent, will be valid and enforceable against the Company in accordance with their terms and the terms of this Indenture and that, subject to the provisions of this Indenture, the Company shall for so long as any Warrants remain outstanding: (i) cause the Warrant Shares acquired pursuant to the exercise of Warrants and the certificates representing such securities, to be duly issued and delivered in accordance with the terms of the Warrants and this Indenture without payment of additional consideration or further action by the Warrantholders; (ii) reserve and allot out of its authorized capital a number of Common Shares sufficient to enable the Company to meet its obligations to issue the Warrant Shares in respect of the exercise of all Warrants outstanding from time to time; (iii) ensure that all Warrant Shares acquired pursuant to the exercise of the Warrants shall be issued as fully paid and non-assessable and free and clear of all encumbrances arising through or under the Company; and (iv) ensure that all Warrants issued upon exercise of the Warrants shall be duly and validly created, authorized and issued in accordance with the terms hereby.

3.2	To Execute Further Assurances

That it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may reasonably be required for the better accomplishing and effecting of the intentions and provisions of this Indenture.

3.3	To Carry On Business

That subject to the express provisions hereof, it shall carry on and conduct and shall cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted and in accordance with industry standards and good business practice, provided, however, that the Company or any Subsidiary of the Company may cease to operate or may dispose of any business, premises, property, assets or operation if in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it would be advisable and in the best interests of the Company or any Subsidiary of the Company, as the case may be, to do so, and subject to the express provisions hereof, it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to Article 4 hereof) nothing herein contained shall prevent any corporate reorganization, amalgamation, consolidation, merger, sale, or take-over bid or other business combination from being completed by the Company in accordance with applicable corporate and securities laws (and none of which are contemplated by the Company at the date hereof) if, in the opinion of the directors or officers of the Company or any Subsidiary of the Company, as the case may be, it is advisable and in the best interest of the Company or of such Subsidiary of the Company to do so.

3.4	Reporting Issuer

That the Company is presently a reporting issuer in each of the provinces of British Columbia and Alberta and will use its best efforts to maintain its status in such jurisdictions and in each other province in which the Company becomes a reporting issuer following the date hereof, and will make all requisite filings under applicable Canadian securities legislation and stock exchange rules to report the exercise of the right to acquire Warrant Shares pursuant to the exercise of the Warrants.

3.5	No Breach of Constating Documents

That the issue and sale of the Warrants and the issue of any Warrant Shares do not or will not conflict with any of the terms, conditions or provisions of the constating documents of the Company or the articles or resolutions of the Company or any trust indenture, loan agreement or any other agreement or instrument to which the Company or any Subsidiary is contractually bound as of the date of this Indenture.

3.6	Filing Prospectus and Related Matters

That as soon as practicable following the date hereof, the Company shall use its best efforts to file the Prospectus with the Commissions and to obtain the Receipt for the Prospectus as soon as practicable after the filing of the Prospectus.

3.7	Securities Qualification Requirements

That if any instrument is required to be filed with or any permission, order or ruling is required to be obtained from the Commissions or any other step is required under any federal or provincial law of the Designated Provinces before any securities or property which a Warrantholder is entitled to receive pursuant to the exercise of a Warrant may properly and legally be delivered upon the due exercise of a Warrant the Company covenants that it shall use its commercially reasonable best efforts to make such filing, obtain such permission, order or ruling and take all such action, at its expense, as is required or appropriate in the circumstances.

3.8	Maintain Listing

That the Company will use its best efforts to maintain the listing of the Common Shares which are outstanding on the TSX Venture Exchange or Toronto Stock Exchange or such other stock exchange on which the Common Shares are listed and posted for trading and ensure that the Warrant Shares will be accepted for trading on such exchange simultaneously with or as soon as practicable following their issue.

3.9	Satisfy Covenants

That the Company will comply with all covenants and satisfy all terms and conditions on its part to be performed and satisfied under this Indenture and advise the Warrant Agent promptly in writing of any default under the terms of this Indenture.

3.10	Performance of Covenants by Warrant Agent

If the Company shall fail to perform any of its covenants contained in this Indenture and the Company has not rectified such failure within ten (10) Business Days after receiving notice of such failure by the Warrant Agent, the Warrant Agent may notify the Warrantholders of such failure on the part of the Company or may itself perform any of the covenants capable of being performed by it but, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. No such performance, expenditure or advance by the Warrant Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

3.11	Warrant Agent’s Remuneration and Expenses

The Company will pay the Warrant Agent from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Company and the Warrant Agent and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses and disbursements and advances properly incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement advance as may arise from the gross negligence, wilful misconduct or fraud of the Warrant Agent.

3.12	Trust for Warrantholder’s Benefit

The covenants of the Company to the Warrant Agent provided for in this Indenture shall be held in trust by the Warrant Agent for the benefit of the Warrantholders.

3.13	Notice to Warrantholders of Certain Events

The Company covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that, so long as any of the Warrants are outstanding, it will not:

(a)	pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution (other than a cash distribution made as a dividend out of retained earnings or contributed surplus legally available for the payment of dividends) to the holders of its Common Shares;

(b)	offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options;

(c)	make any repayment of capital on, or distribution of evidences of indebtedness on, any of its assets (excluding cash dividends) to the holders of Common Shares;

(d)	amalgamate, consolidate or merge with any other person or sell or lease the whole or substantially the whole of its assets or undertaking;

(e)	effect any subdivision, consolidation or reclassification of its Common Shares; or

(f)	liquidate, dissolve or wind-up,

unless, in each such case, the Company will have given notice, in the manner specified in Section 9.2, to each Warrantholder, of the action proposed to be taken and the date on which (a) the books of the Company will close or a record will be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities, or (b) such subdivision, consolidation, reclassification, amalgamation, merger, sale or lease, dissolution, liquidation or winding-up will take place, as the case may be, provided that the Company will only be required to specify in the notice those particulars of the action as will have been fixed and determined at the date on which the notice is given. The notice will also specify the date as of which the holders of Common Shares of record will participate in the dividend, repayment, distribution, subscription of rights or other rights, warrants or securities, or will be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, amalgamation, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice will be given, with respect to the actions described in Sections (a), (b), (c), (d), (e) and (f) above not less than 10 days prior to the record date or the date on which the Company’s transfer books are to be closed with respect thereto.

3.14	Closure of Share Transfer Books

The Company further covenants and agrees that it will not during the period of any notice given under Section 9 close its share transfer books or take any other corporate action which might deprive the Warrantholders of the opportunity of exercising their Warrants; provided that nothing contained in this Section 3.14 will be deemed to affect the right of the Company to do or take part in any of the things referred to in Section 3.13 or to pay cash dividends on the shares of any class or classes in its capital from time to time outstanding.

3.15	Payment of Commissions

The Company will not pay or give any commission or other remuneration within the meaning of section 3(a)(9) of the 1933 Act to any person, directly or indirectly, for soliciting the exercise of the Warrants.

3.16	Contractual Right of Rescission

The Company covenants to provide a right of rescission to each Warrantholder as hereinafter set forth, which right shall be exercisable either by the Warrantholder directly. The Company has agreed that in the event that a holder of a Warrants who acquires Warrant Shares is or becomes entitled under applicable Securities Laws to the remedy of rescission by reason of the Prospectus or any amendment thereto containing a misrepresentation, such holder shall, subject to available defences and any limitation period under applicable Securities Laws, be entitled to rescission not only of the holder’s exercise of its Warrants, and shall be entitled in connection with such rescission to a full refund from the Company of the aggregate Purchase Price paid on the exercise of the Warrants. In the event such holder is a permitted assignee of the interest of the original holder of the Warrant, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original purchaser. The provisions of this section are a direct contractual right extended by the Company (not the Warrant Agent) to holders of Warrants, permitted assignees of such holders and holders of the Warrant Shares acquired by such holders upon exercise of the Warrants and are in addition to any other right or remedy available to a holder of Warrants under section 131 of the Securities Act (British Columbia) or equivalent provisions of applicable Securities Laws, or otherwise at law. The foregoing contractual rights of action for rescission shall be subject to the defences described under section 131 of the Securities Act (British Columbia) which is incorporated herein by reference and any other defence or defences available to the Company under Applicable Legislation. No action shall be commenced to enforce the foregoing rights of action for rescission more than 180 days after payment is made for the Warrants.

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, the holder shall seek a refund directly from the Company and subsequently, the Company, upon surrender to the Company or the Warrant Agent of any underlying shares that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cancel the exercise transaction and any such underlying shares or warrants on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received from the Company by virtue of the holder being a shareholder for such Warrants that were subsequently rescinded, such payment must be returned to the Company by such holder. The Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section.

4.	ADJUSTMENT OF NUMBER OF WARRANT SHARES

4.1	Adjustment of Number of Warrant Shares

The rights to acquire Warrant Shares in effect at any date attaching to the Warrants are subject to adjustment from time to time as follows:

(a)	if and whenever at any time from the date hereof and prior to the Expiry Time, the Company:

(i)	subdivides, re-divides or changes its outstanding Common Shares into a greater number of shares;

(ii)	consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares; or

(iii)	issues Common Shares or securities exchangeable for or convertible to Common Shares (“convertible securities”) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares or convertible securities to such holders as Dividends paid in the Ordinary Course);

(any of the above being a “Common Share Reorganization”), the number of Warrant Shares issuable upon the exercise of each Warrant is adjusted immediately after the effective date of the Common Share Reorganization or on the record date for the issue of Common Shares or convertible securities by way of stock dividend, by multiplying the number of Warrant Shares previously obtainable on the exercise of a Warrant by the fraction of which:

(A)	the numerator is the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization, or, in the case of the issuance of exchangeable or convertible securities, the total number of Common Shares outstanding immediately after the effective or record date of the Common Share Reorganization plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities; and

(B)	the denominator is the total number of Common Shares outstanding immediately prior to the applicable effective or record date of such Common Share Reorganization;

and the Company and Warrant Agent, upon receipt of notice pursuant to Section 4.3, shall make such adjustment successively whenever any event referred to in this Section 4.1(a) occurs and any such issue of Common Shares or convertible securities by way of a stock dividend is deemed to have occurred on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under this Section 4.1(a). To the extent that any convertible securities are not converted into or exchanged for Common Shares, prior to the expiration thereof, the number of Warrant Shares obtainable under each Warrant shall be readjusted to the number of Warrant Shares that is then obtainable based upon the number of Common Shares actually issued on conversion or exchange of such convertible securities;

(b)	if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (“Rights Period”), to subscribe for or acquire Common Shares at a price per share to the holder of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the number of Warrant Shares obtainable upon the exercise of each Warrant shall be adjusted effective immediately after the end of the Rights Period to a number determined by multiplying the number of Warrant Shares obtainable upon the exercise thereof immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing (1) the product of the number of Common Shares issued or subscribed during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering;

(c)	if and whenever at any time from the date hereof and prior to the Expiry Time the Company shall issue or distribute to all or to substantially all of the holders of the Common Shares:

(i)	securities of the Company including rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or property or assets and including evidence of its indebtedness; or

(ii)	any property (including cash) or other assets,

and if such issuance or distribution does not constitute Dividends paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the number of Warrant Shares obtainable upon the exercise of each Warrant shall be adjusted effective immediately after the record date at which the holders of affected Common Shares are determined for purposes of the Special Distribution to a number determined by multiplying the number of Warrant Shares obtainable upon the exercise thereof in effect on such record date by a fraction:

(iii)	the numerator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date; and

(iv)	the denominator of which shall be:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

(B)	the fair market value on such record date, as determined by action by the directors (whose determination shall be conclusive), to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution;

(d)	if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a change in the Common Shares into other shares or securities, or a capital reorganization of the Company other than as described in Section 4.1(a) or the triggering of a shareholders’ rights plan or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a transfer, sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any of such events being referred to as a “Capital Reorganization”, every Warrantholder who has not exercised its right of acquisition, as at the effective date of such Capital Reorganization is entitled to receive upon exercise in accordance with the terms and conditions hereof and shall accept, in lieu of the number of Warrant Shares obtainable under the Warrants to which it was previously entitled, the kind and number of Warrant Shares or other securities or property of the Company that the Warrantholder would have been entitled to receive on such Capital Reorganization, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Warrant Shares obtainable upon the exercise of Warrants then held, subject to adjustment thereafter in accordance with provisions of the same, as nearly as may be possible, as those contained in this Section 4.1. The Company shall not carry into effect any action requiring an adjustment pursuant to this Section 4.1(d) unless all necessary steps have been taken so that the Warrantholders are thereafter entitled to receive such kind and number of Warrant Shares, other securities or property. The Company will not enter into a Capital Reorganization unless its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, prior to or contemporaneously with any such Capital Reorganization, enters into an indenture which provides, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture are correspondingly made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of his acquisition rights thereafter. An indenture entered into by the Company pursuant to the provisions of this Section 4.1(d) is deemed a supplemental indenture entered into pursuant to the provisions of Article 7. An indenture entered into between the Company, any successor to the Company or any purchasing body corporate, partnership, trust or other entity and the Warrant Agent must provide for adjustments which are as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which apply to successive Capital Reorganizations;

(e)	where this Section 4.1 requires that an adjustment becomes effective immediately after a record date or effective date, as the case may be, for an event referred to herein, the Company may defer, until the occurrence of that event, issuing to the Warrantholder exercising his acquisition rights after the record date or effective date, as the case may be and before the occurrence of that event the adjusted number of Warrant Shares, other securities or property issuable upon the exercise of the Warrants by reason of the adjustment required by that event. If the Company relies on this Section 4.1(e) to defer issuing an adjusted number of Warrant Shares, other securities or property to a Warrantholder, the Warrantholder has the right to receive any distributions made on the adjusted number of Warrant Shares, other securities or property declared in favour of holders of record on and after the date of exercise or such later date as the Warrantholder would but for the provisions of this Section 4.1(e), have become the holder of record of the adjusted number of Warrant Shares, other securities or property;

(f)	the adjustments provided for in this Section 4.1 are cumulative. After any adjustment pursuant to this Section 4.1, the term “Warrant Shares” where used in this Indenture is interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Warrant Shares obtainable in any exercise made pursuant to a Warrant is interpreted to mean the number of Warrant Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant;

(g)	notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Company;

(h)	in the event of a question arising with respect to the adjustments provided for in this Section 4.1, that question shall be conclusively determined by the Company’s auditors or if they are unwilling or unable to act, such independent naturally recognized chartered accountants as may be selected by the directors of the Company, acting reasonably, who shall have access to all necessary records of the Company, and a determination by the Company’s auditors is binding upon the Company, the Warrant Agent, all Warrantholders and all other persons interested therein; and

(i)	no adjustment in the number of Warrant Shares obtainable upon exercise of Warrants shall be made in respect of any event described in this Section 4.1, other than the events referred in clauses (i) and (ii) of Section (b) thereof, if the Warrantholders are entitled to participate in such event on the same terms, mutatis mutandis, as if the Warrantholders had exercised their Warrants prior to or on the effective date or record date of such event.

4.2	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which requires an adjustment in any of the acquisition rights pursuant to the Warrants, including the number of Warrant Shares obtainable upon the exercise thereof, the Company shall take any corporate action which may in its opinion be necessary in order that the Company or any successor to the Company has unissued and reserved Common Shares in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Warrant Shares and may validly and legally deliver all other securities or property which the Warrantholders are entitled to receive on the full exercise of the Warrants in accordance with the provisions hereof.

4.3	Certificate of Adjustment

The Company shall from time to time immediately, but in any event within 3 Business Days after the occurrence of any event which requires an adjustment as provided in Section 4.1, deliver a notice to the Warrantholders and the Warrant Agent specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

4.4	No Action After Notice

The Company covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity of exercising the Warrants during the period of 14 days after giving of the notice set forth in Section 4.3 hereof and 4.6 hereof.

4.5	Protection of Warrant Agent

The Warrant Agent:

(a)	is not at any time under any duty or responsibility to a Warrantholder to determine whether any facts exist which require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	is not accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)	is not responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver certificates for the Warrant Shares upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4; and

(d)	shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company.

4.6	Notice of Special Matters

The Company covenants with the Warrant Agent that so long as any Warrants remain outstanding it will give 14 days’ prior written notice in the manner provided for in Article 9 to the Warrant Agent, each Warrantholder and to the Agent of any event which requires an adjustment to the subscription rights attaching to any of the Warrants pursuant to this Article 4. The Company covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in Article 9. The Company further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a certificate of the Company with the Warrant Agent showing how such adjustment shall be computed.

5.	EXERCISE AND CANCELLATION OF WARRANTS

5.1	Exercise of Warrants

(a)	Warrantholders who wish to exercise the Warrants, in the case of Warrant Certificates, held by them in order to acquire Warrant Shares must duly complete and execute exercise form(s) in the form attached as Appendix 1 to the Warrant Certificate(s) (the “Exercise Form”), in accordance with the instructions attached as Appendix 4 to the Warrant Certificate, which form may be amended by the Company with the consent of the Warrant Agent, if such amendment does not, in the reasonable opinion of the Company and the Warrant Agent, which may be based on the advice of counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Form and a certified cheque, bank draft or money order or wire transfer or similar transfer of funds payable to or to the order of the Company for the aggregate Purchase Price to the Warrant Agent. The Warrants represented by a Warrant Certificate shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Form and aggregate Purchase Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(b)	Exercise is subject to compliance with and may be restricted by the securities laws of the Designated Provinces and the United States and applicable states thereof and is further subject to the Warrantholders providing such assurances and executing such documents as may, in the reasonable opinion of the Company or the Warrant Agent, be required to ensure compliance with applicable securities legislation. If, at the time of the voluntary exercise of the Warrants pursuant to this Section 5.1, there remain restrictions on resale under applicable securities legislation on the Warrant Shares so acquired, the Company, may, if required on the advice of counsel, endorse the certificates representing the Warrant Shares with respect to those restrictions.

(c)	A beneficial holder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Purchase Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (as applicable, a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the book entry registration system. A beneficial owner of Warrants issued in uncertificated form who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the Purchase Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (as applicable, a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through a book based registration system, including CDSX. An electronic exercise of the Warrants initiated by the Book Entry Only Participant through a book based registration system, including CDSX, shall constitute a representation to both the Company and the Warrant Agent that the beneficial owner at the time of exercise of such Warrants (a) is not in the United States; (b) is not a U.S. Person and is not exercising such Warrants on behalf of a U.S. Person or a Person in the United States; and (c) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States. If the Book Entry Only Participant is not able to make or deliver the foregoing representation by initiating the electronic exercise of the Warrants, then such Warrants shall be withdrawn from the a book based registration system, including CDSX by the Book Entry Only Participant and an individually registered Warrant Certificate shall be issued by the Warrant Agent to such beneficial owner or Book Entry Only Participant and the exercise procedures set forth in Section 5.1(d) shall be followed.

(d)	Payment representing the aggregate Purchase Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the aggregate Purchase Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to the Depository through the book entry registration system the Warrant Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.

(e)	By causing a Book Entry Only Participant to deliver notice to the Depository, a Warrantholder shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Warrant Shares in connection with the obligations arising from such exercise.

(f)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder’s instructions will not give rise to any obligations or liability on the part of the Company or Warrant Agent to the Book Entry Only Participant or the Warrantholder.

(g)	Any exercise form or Exercise Form referred to in this Section 5.1 shall be signed by the registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such exercise form need not be executed by the Depository.

(h)	Any exercise referred to in this Section 5.1 shall require that the entire Purchase Price for Warrant Shares subscribed must be paid at the time of subscription and such Purchase Price and original Exercise Form executed by the registered Warrantholder or the Confirmation from the Depository must be received by the Warrant Agent prior to the Expiry Time.

(i)	Warrants may only be exercised pursuant to this Section 5.1 by or on behalf of a registered Warrantholder, as applicable, who makes the certifications set forth on the Exercise Form.

(j)	If the form of Exercise Form set forth in the Warrant Certificate shall have been amended, the Company shall cause the amended Exercise Form to be forwarded to all Warrantholders.

(k)	Exercise Forms and Confirmations must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Form or Confirmation received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

(l)	Any Warrant with respect to which a Confirmation is not received by the Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Warrants shall terminate and be cancelled.

(m)	Within five Business Days after the date of due exercise of a Warrant, the Warrant Agent shall cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons a certificate or certificates for the appropriate number of Warrant Shares subscribed for, or any other appropriate evidence of the issuance of Warrant Shares to such person or persons in respect of Warrant Shares issued under the book entry registration system.

5.2	Effect of Exercise of Warrants

Upon the exercise of the Warrants, each Warrantholder is, at that time, deemed to have become the holder or holders of record of the Warrant Shares in respect of which such Warrantholder’s Warrants are exercised or are deemed to have been exercised, unless the transfer registers of the Company shall be closed by law on such date, in which case the Warrant Shares acquired shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Warrant Shares on the date on which such transfer registers are next reopened.

5.3	Partial Exercise

Any Warrantholder may acquire a number of Warrant Shares less than the number of Warrant Shares which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise pursuant to the surrendered Warrant Certificates, the Warrantholder upon such exercise shall, in addition to the number of Warrant Shares acquired pursuant to the Warrants exercised, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

5.4	Warrants Void After Exercise Time

After the exercise of a Warrant as provided in this Section, the holder of a Warrant Certificate representing the Warrant so exercised no longer has any rights either under this Indenture or the Warrant Certificate, other than, the right to receive certificates representing the Warrant Shares, and the Warrant is void and of no value or effect.

5.5	Fractions of Warrant Shares

(a)	Where a Warrantholder is entitled to receive, as a result of the adjustments provided for in Section 4.1 or otherwise, on the exercise or partial exercise of its Warrants a fraction of a Warrant Share, such right may only be exercised in respect of such fraction in combination with another Warrant or other Warrants which in the aggregate entitle the Warrantholder to receive a whole number of Warrant Shares; and

(b)	If a Warrantholder is not able to, or elects not to, combine Warrants so as to be entitled to acquire a whole number of Warrant Shares, the Warrantholder may not exercise the right to acquire a fractional Warrant Share, and, as a result, has the right to acquire only that number of Warrant Shares equal to the next lowest whole number of Warrant Shares and no cash will be paid in lieu of any fractional Warrant Shares.

5.6	Accounting and Recording

The Warrant Agent shall promptly notify the Company with respect to Warrants exercised. The Warrant Agent shall record the particulars of the Warrants exercised which include the name or names and addresses of the persons who become holders of Warrant Shares on exercise pursuant to this Article 5 and the number of Warrant Shares issued. Within three Business Days of the exercise of each Warrant pursuant to Section 5.1, the Warrant Agent shall provide those particulars in writing to the Company.

5.7	Legending of Warrant Certificates and Warrant Shares

(a)	The Warrants and Warrant Shares have not been, and will not be, registered under the 1933 Act or applicable securities laws of any state of the United States. Each Warrant Certificate and each certificate representing the Warrant Shares originally issued to or for the account or benefit of a U.S. Person or a person in the United States, and each Warrant Certificate and each certificate representing the Warrant Shares issued in exchange therefor or in substitution thereof, shall bear the following additional legend (the “U.S. Legend”) until such time as the U.S. Legend is no longer required under applicable requirements of the 1933 Act or applicable state securities laws:

“THE SECURITIES REPRESENTED HEREBY [AND IF A WARRANT: AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY’S TRANSFER AGENT.

[FOR WARRANT SHARES ADD:] THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES. A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY’S TRANSFER AGENT AND THE COMPANY AND, IF SO REQUIRED BY THE COMPANY’S TRANSFER AGENT, AN OPINION OF COUNSEL, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT”,

provided that if the Warrants or Warrant Shares, provided that the Company is a “foreign issuer” as defined in Regulation S at the time such Warrant Shares are issued, are being sold outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act, the U.S. Legend may be removed by providing a declaration to the Warrant Agent for the Warrants or transfer agent for the Warrant Shares, as the case may be in the form set out in Appendix 3 attached to the Warrant Certificate (or as the Company may prescribe from time to time) and, if requested by the Company, the Warrant Agent or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company, the Warrant Agent and the transfer agent, as applicable, to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Warrants or Warrant Shares, are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company and the registrar and transfer agent of the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

(b)	Each Warrant Certificate originally issued to or for the account or benefit of a U.S. Person or a person in the United States, and all certificates issued in exchange therefor or in substitution thereof, shall also bear the following legend:

“THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

(c)	All Warrant Certificates and all certificates issued in exchange therefor or in substitution thereof prior to the issuance of a Receipt for the Prospectus or before March 11, 2015, whichever is earlier, will have the following additional legends endorsed thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE MARCH 11, 2015.”,

and, if applicable in accordance with the policies of the TSX Venture Exchange:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 11, 2015”

5.8	Issuance of Warrant Shares

All certificates issued for the and Warrant Shares, if applicable, prior to the issuance of a Receipt for the Prospectus or before March 11, 2015, whichever is earlier, (and all certificates issued in exchange therefore or in substitution thereof, as applicable) will have the following legends endorsed thereon:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY BEFORE MARCH 11, 2015.”,

and, if applicable in accordance with the policies of the TSX Venture Exchange:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT MARCH 11, 2015.”

In addition, all certificates representing Warrant Shares issued to U.S. Persons or persons in the United States will be endorsed with the legend(s) required by Section 5.7(a) and/or (b).

5.9	Securities Restrictions

Notwithstanding anything herein contained, in the event that the Warrants are exercised pursuant to and in accordance with the provisions of Section 5.1 prior to the issuance of a Receipt for the Prospectus by the Commissions, the certificates representing the Warrant Shares thereby issued will bear such legends as may, in the opinion of counsel to the Company, acting reasonably, be necessary in order to avoid a violation of any applicable securities laws or to comply with the requirements of any stock exchange on which the Common Shares are listed, provided that, if at any time, in the opinion of counsel to the Company, such legends are no longer necessary in order to avoid violation of such laws, or the holder of any such legended certificates representing the Warrant Shares, as the case may be, at the holder’s expense, provides the Company and the registrar and transfer agent of the Common Shares with evidence satisfactory in form and substance to the Company and the registrar and transfer agent of the Common Shares (which may include an opinion of counsel satisfactory to the Company and the registrar and transfer agent of the Common Shares) to the effect that such holder is entitled to sell or otherwise transfer such Warrant Shares in a transaction in which such legends are not required, such legended certificates representing Warrant Shares may thereafter be surrendered to the Warrant Agent in exchange for certificates which does not bear such legend.

6.	MEETINGS OF WARRANTHOLDERS

6.1	Definitions

In this Article 6 or otherwise in this Indenture:

(a)	“Adjourned Meeting” means a meeting adjourned in accordance with Section 6.8;

(b)	“Extraordinary Resolution” means a resolution proposed to be passed as an extraordinary resolution at a Meeting duly convened for that purpose and held in accordance with the provisions of this Article 6, and carried by not less than 2/3 of the votes cast on such resolution; and

(c)	“Meeting” means a meeting of the Warrantholders in respect of any resolution including an Extraordinary Resolution.

6.2	Convening Meetings

The Warrant Agent or the Company may convene a Meeting at any time at the expense of the Company. Upon receipt of a written requisition signed in one or more counterparts by Warrantholders holding not less than 25% of the aggregate number of the then outstanding Warrants, the Warrant Agent or the Company shall convene a Meeting, provided that in the case of the Warrant Agent, it has been indemnified and funded to its reasonable satisfaction by the Company or the Warrantholders for the costs of convening and holding a Meeting. If the Warrant Agent or the Company fails to convene the Meeting within 15 Business Days after being duly requisitioned to do so and indemnified and funded as aforesaid, the Warrantholders holding not less than 25% of the aggregate number of the then outstanding Warrants may themselves convene a Meeting, the notice for which must be signed by a person that those Warrantholders specify, provided that the Warrant Agent and Company receive notice of the Meeting in accordance with Section 6.4. A written requisition must state, generally, the reason for the Meeting and business to be transacted at the Meeting.

6.3	Place of Meeting

Every Meeting must be held in Vancouver, British Columbia or at such other place that the Warrant Agent and Company approve.

6.4	Notice

The Warrant Agent or the Company, as the case may be, shall give written notice of each Meeting to each Warrantholder, the Warrant Agent (unless the Meeting has been called by the Warrant Agent) the Agent and the Company (unless the Meeting has been called by the Company) in the manner specified in Article 9 at least 15 days before the date of the Meeting. The Warrant Agent shall give written notice of each Adjourned Meeting to each Warrantholder in the manner specified in Article 9 at least 7 days before the date of the Adjourned Meeting. The notice for a Meeting must state the time and place of the Meeting and, generally, the reason for the Meeting and the business to be transacted at the Meeting, together with such additional information as may be required to sufficiently inform the Warrantholders regarding the business to be transacted at the Meeting. The notice for an Adjourned Meeting must state the time and place of the Adjourned Meeting but need not specify the business to be transacted at an Adjourned Meeting. The accidental omission by the Warrant Agent or the Company, as the case may be, to give notice of a Meeting or an Adjourned Meeting to a Warrantholder does not invalidate a resolution passed at a Meeting or Adjourned Meeting.

6.5	Persons Entitled to Attend

The Company and the Agent may and the Warrant Agent shall, each by its authorized representatives, attend every Meeting and Adjourned Meeting but neither the Company, the Agent nor the Warrant Agent has the right to vote. The legal advisors of the Company, the Agent, the Warrant Agent, and any Warrantholders, respectively, may also attend a Meeting or Adjourned Meeting but do not have the right to vote, unless they have the right to vote as a Warrantholder.

6.6	Quorum

Subject to the provisions of Section 6.18, a quorum for a Meeting shall consist of two or more persons present in person and owning or representing by proxy, not less than 25% of the aggregate number of the then outstanding Warrants.

6.7	Chairman

The Warrant Agent shall nominate a natural person as the chairman of a Meeting or Adjourned Meeting. If the person so nominated is not present within 15 minutes after the time set for holding the Meeting or Adjourned Meeting, the Warrantholders and proxies for Warrantholders present shall choose one of their number to be chairman. The chairman may vote any Warrants for which he or she is the registered holder.

6.8	Power to Adjourn

The chairman of any Meeting at which a quorum of the Warrantholders is present may, with the consent of the Meeting, adjourn any such meeting. Notice of such adjournment will be given in accordance with Section 6.4 with such other requirements, if any, as the Meeting may prescribe.

6.9	Adjourned Meeting

If a quorum of the Warrantholders is not present within 30 minutes after the time fixed for holding a Meeting, the Meeting stands adjourned to a date not less than 10 calendar days and not more than 30 calendar days later, at a place determined in accordance with Section 6.3, and at a time specified by the chairman. The Warrant Agent shall promptly and in accordance with Section 6.4 send a notice of the Adjourned Meeting to each Warrantholder and the Company. At an Adjourned Meeting, two or more Warrantholders or persons representing Warrantholders by proxy constitutes a quorum for the transaction of business for which the Meeting was convened.

6.10	Show of Hands

Subject to a poll and except as otherwise required herein, every question submitted to a Meeting or Adjourned Meeting, except an Extraordinary Resolution, shall be decided, in the first instance, by the majority of votes in a show of hands. If the vote is tied, the chairman does not have a casting vote and the motion will not be carried. On a show of hands, each Warrantholder present in person or represented by proxy and entitled to vote is entitled to one vote for every Warrant then outstanding of which such Warrantholder is the registered owner.

6.11	Poll

When requested by a Warrantholder acting in person or by the proxy representing the Warrantholder, and on every Extraordinary Resolution, the chairman of a Meeting or Adjourned Meeting shall request a poll on a question submitted to the Meeting. Except as otherwise required herein, if a question has been put to a poll, that question shall be decided by the affirmative vote of not less than a majority of the votes given on the poll. If the vote is tied, the motion shall not be carried. On a poll, each Warrantholder or person representing a Warrantholder shall be entitled to one vote for every Warrant of which he is the registered holder. A declaration made by the chairman that a resolution has been carried or lost is conclusive evidence thereof. In the case of joint registered Warrantholders, any one of them present in person or represented by proxy may vote in the absence of the other or others but when more than one of them is present in person or by proxy, they may only vote together in respect of the Warrants of which they are joint registered holders.

6.12	Regulations

Subject to the provisions of this Indenture, the Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make and, thereafter, vary regulations not contrary to the provisions of this Indenture as it deems fit providing for and governing the following:

(a)	setting a record date for a Meeting for determining Warrantholders entitled to receive notice of and vote at a Meeting;

(b)	voting by proxy, the manner in which a proxy instrument must be executed, and the production of the authority of any person signing an instrument of a proxy on behalf of a Warrantholder;

(c)	lodging and the means of forwarding the instruments appointing proxies, and the time before a Meeting or Adjourned Meeting by which an instrument appointing a proxy must be deposited;

(d)	the form of the instrument of proxy; and

(e)	any other matter relating to the conduct of a meeting of Warrantholders.

A regulation so made is binding and effective and votes given in accordance with such a regulation are valid. The Warrant Agent may permit Warrantholders to make proof of ownership in the manner the Warrant Agent approves.

6.13	Powers of Warrantholders

By Extraordinary Resolution passed pursuant to this Article 6, the Warrantholders may:

(a)	agree to any modification, abrogation, alteration, compromise, or arrangement of the rights of the Warrantholders whether arising under this Indenture, or otherwise at law, including the rights of the Warrant Agent in its capacity as agent hereunder or on behalf of the Warrantholders against the Company, which has been agreed to by the Company;

(b)	direct and authorize the Warrant Agent to exercise any discretion, power, right, remedy or authority given to it by or under this Indenture in the manner specified in such resolution or to refrain from exercising any such discretion, power, right, remedy, or authority;

(c)	direct the Warrant Agent to enforce any covenant or obligation on the part of the Company contained in this Indenture or to waive any default by the Company in compliance with any provision of this Indenture either unconditionally or upon any conditions specified in such resolution;

(d)	assent to any change in or omission from the provisions contained in this Indenture or the Warrant Certificates or any ancillary or supplemental instrument which is agreed to by the Company, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(e)	without limiting the generality of Sections 6.13(a) and (d), assent to an extension of time thereunder;

(f)	with the consent of the Company, remove the Warrant Agent or its successor in office and to appoint a new registrar and agent to take the place of the Warrant Agent so removed;

(g)	upon the Warrant Agent being furnished with funding and an indemnity that is, in its discretion, sufficient, require the Warrant Agent to enforce any covenant of the Company contained in this Indenture or the Warrant Certificates, or to enforce any right of the Warrantholders in any manner specified in such Extraordinary Resolution, or to refrain from enforcing any such covenant or right;

(h)	restrain any Warrantholder from instituting or continuing any suit or proceeding against the Company for the enforcement of a covenant on the part of the Company contained in this Indenture or any of the rights conferred upon the Warrantholders as set out in this Indenture or the Warrant Certificates;

(i)	direct a Warrantholder who, as such, has brought a suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges, and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(j)	waive and direct the Warrant Agent to waive a default by the Company in complying with any of the provisions of this Indenture or the Warrant Certificate either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(k)	assent to a compromise or arrangement with a creditor or creditors or a class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company; or

(l)	amend, alter, or repeal any Extraordinary Resolution previously passed pursuant to this Section 6.13.

6.14	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercised by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholder to exercise such power or combination of powers then or thereafter from time to time.

6.15	Minutes of Meetings

The Warrant Agent shall make and maintain minutes and records of all resolutions and proceedings at a Meeting or Adjourned Meeting at the expense of the Company and shall make available those minutes and records at the office of the Warrant Agent for inspection by a Warrantholder or his authorized representative and the Agent at reasonable times. If signed by the chairman of the Meeting or by the chairman of the next succeeding Meeting, such minutes shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such Meeting in respect of which minutes shall have been made shall be deemed to have been duly convened and held, and all the resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

6.16	Written Resolutions

Notwithstanding the foregoing, a written resolution or instrument signed in one or more counterparts by the Warrantholders holding not less than a majority of the Warrants outstanding in the case of an ordinary resolution, or not less than 2/3 of the Warrants outstanding in the case of an Extraordinary Resolution, is deemed to be the same as, and to have the same force and effect as, an ordinary resolution or Extraordinary Resolution, as the case may be, duly passed at a Meeting or Adjourned Meeting.

6.17	Binding Effect

A resolution of the Warrantholders passed pursuant to this Article 6 is binding upon all Warrantholders. Upon the passing of a Warrantholder’s resolution at a meeting of the Warrantholders, or upon the signing of a written resolution or instrument pursuant to Section 6.16 and delivery by the Company to the Warrant Agent of an original, certified or notarial copy, or copies, of such resolution as executed or passed by the Warrantholders, the Warrant Agent is entitled to and shall give effect thereto.

6.18	Holdings by the Company or Subsidiaries of the Company Disregarded

In determining whether Warrantholders holding Warrants evidencing the required number of Common Shares which may be acquired pursuant to the exercise of the Warrants are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Warrants owned legally or beneficially by the Company or any subsidiary of the Company shall be disregarded.

6.19	Company, Warrant Agent and Agent May be Represented

The Company, the Warrant Agent and the Agent, by their respective directors, officers and employees and counsel to the Company, the Warrant Agent and the Agent, may attend any Meeting, but shall have no vote as such unless they are acting in their capacity as a Warrantholder or a proxy for a Warrantholder.

7.	SUPPLEMENTAL INDENTURES, MERGER, SUCCESSORS

7.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Company shall, when authorized by the directors of the Company, and the Warrant Agent may, subject to the provisions of this Indenture, execute and deliver by their proper officers, deeds, indentures or instruments supplemental hereto, which thereafter form part hereof for any one or more or all of the following purposes:

(a)	adding to the provisions hereof such additional covenants, enforcement provisions, and release provisions (if any) as in the opinion of counsel acceptable to the Company and the Warrant Agent are necessary or advisable, provided the same are not, in the opinion of counsel to the Warrant Agent prejudicial to the interests of the Warrantholders;

(b)	adding to the covenants of the Company in this Indenture for the protection of the Warrantholders;

(c)	evidencing any succession (or successive successions), of other companies to the Company and the covenants of, and obligations assumed by, such successor (or successors) in accordance with the provisions of this Indenture;

(d)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(e)	providing for the issuance of additional Warrants hereunder and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of counsel;

(f)	making such provisions not inconsistent with this Indenture as may be deemed necessary or desirable with respect to matters or questions arising hereunder, provided that such provisions are not, in the opinion of counsel to the Warrant Agent, prejudicial to the interests of the Warrantholders;

(g)	giving effect to an Extraordinary Resolution;

(h)	to rectify any ambiguity, defective provision, clerical omission or mistake or manifest or other error contained herein or in any deed or indenture supplemental or ancillary hereto provided that, in the opinion of the counsel to the Warrant Agent, the rights of the Warrantholders are not prejudiced thereby;

(i)	adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates of different denominations, and making any modification in the form of the Warrant Certificate which does not affect the substance thereof; or

(j)	for any other purpose not inconsistent with the provisions of this Indenture, provided that, in the opinion of counsel to the Warrant Agent, the rights of the Warrantholders are in no way prejudiced thereby.

7.2	Company May Consolidate, etc. on Certain Terms

Subject to Section 4.1(d), nothing in this Indenture prevents any consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate or bodies corporate, or a conveyance or transfer of all or substantially all the properties and assets of the Company as an entirety to any body corporate lawfully entitled to acquire and operate the same, provided, however, that the body corporate formed by such consolidation, amalgamation, arrangement or into which such merger has been made, or which has acquired by conveyance or transfer all or substantially all the properties and assets of the Company as an entirety in circumstances resulting in the Warrantholders being entitled to receive property from or securities of such body corporate, shall execute prior to or contemporaneously with such consolidation, amalgamation, arrangement, merger, conveyance or transfer, an indenture supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company are assumed by the successor body corporate. The Warrant Agent is entitled to receive and is fully protected in relying upon an opinion of counsel that any such consolidation, amalgamation, arrangement, merger, conveyance or transfer, and a supplemental indenture executed in connection therewith, complies with the provisions of this Section.

7.3	Successor Body Corporate Substituted

Where the Company, pursuant to Section 7.2 hereof, is consolidated, amalgamated, arranged or merged with or into any other body corporate or bodies corporate or conveys or transfers all of substantially all of the properties and assets of the Company as an entirety to another body corporate, the successor body corporate formed by such consolidation, amalgamation, arrangement or into which the Company has been merged or which has received a conveyance or transfer as aforesaid succeeds to and is substituted for the Company hereunder with the same effect as nearly as may be possible as if it had been named herein. Such changes may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, arrangement, merger, conveyance or transfer.

8.	CONCERNING THE WARRANT AGENT

8.1	Duties of Warrant Agent

By way of supplement to the provisions of any statute for the time being relating to trustees, and notwithstanding any other provision of this Indenture, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith with a view to the best interests of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent against any liability for its own gross negligence, wilful misconduct or fraud.

8.2	Action by Warrant Agent

The Warrant Agent is not obligated to do any act or thing except where required to do so by this Indenture and, in the case of a default, only when it has actual written notice thereof.

8.3	Certificate of the Company

If in the administration of the trusts of this Indenture, the Warrant Agent deems it necessary or desirable that any matter be proved or established by the Company, prior to taking or suffering any action hereunder, the Warrant Agent may accept and rely on a certificate of the Company as conclusive evidence of the truth of any fact relating to the Company or its assets therein stated and proof of the regularity of any proceedings or actions associated therewith, but the Warrant Agent may in its discretion require further evidence or information before acting or relying on any such certificate.

8.4	Warrant Agent May Employ Experts

The Warrant Agent may, at the Company’s expense, employ or retain such lawyers, accountants, engineers, appraisers or other experts, advisers or agents as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for such services rendered to it but it is not responsible for any misconduct, mistake or error of judgment on the part of any of them. The Company shall reimburse the Warrant Agent for all disbursements, costs and expenses made or incurred by the Warrant Agent in the discharge of its duties and in the management of the trusts hereunder. The Warrant Agent may rely upon and act upon the opinion or advice of, or information obtained from, any such lawyer, accountant, engineer, appraiser or other expert, adviser or agent in relation to any matter arising in the administration of the trusts hereof. The Warrant Agent shall not incur any liability for the acts or omissions of such lawyers, accountants, engineers, appraisers or other experts, advisers or agents employed by the Warrant Agent in good faith.

8.5	Resignation and Replacement of Warrant Agent

(a)	The Warrant Agent may resign its trust and be discharged from all further obligations hereunder by giving to the Company and the Warrantholders written notice at least 60 days or such shorter time period if acceptable to the Warrant Agent, the Company and the Warrantholders, before the effective date of the resignation. If the Warrant Agent resigns, or becomes incapable of acting hereunder, the Company shall forthwith appoint in writing a new agent. Failing such appointment by the Company or by the Warrantholders by Extraordinary Resolution, the retiring Warrant Agent or any Warrantholder may apply to a Judge of the Supreme Court of British Columbia on such notice as such Judge may direct, for the appointment of a new agent. The Warrantholders may, by Extraordinary Resolution, remove the Warrant Agent (including an agent appointed by the Company or by a Judge as aforesaid) and appoint a new agent. On any new appointment, the new agent is vested with the same powers, rights, duties and obligations as if it had been originally named as Warrant Agent without any further assurance, conveyance, act or deed. If for any reason it becomes necessary or expedient to execute any further deed or assurance, the former Warrant Agent shall execute the same in favour of the new agent. Upon payment by the Company to the retiring Warrant Agent of any and all outstanding fees or charges still properly owing to it, the retiring Warrant Agent shall undertake to transfer all requisite files, inventory and other records to the successor Warrant Agent upon request of the Company.

(b)	Any company resulting from a merger, consolidation, arrangement or amalgamation to which the Warrant Agent for the time being is a party shall be the successor Warrant Agent under this Indenture without any further act.

8.6	Indenture Legislation

The Company and the Warrant Agent agree that each shall at all times in relation to this Indenture and to any action to be taken hereunder, observe and comply with and be entitled to the benefits of all Applicable Legislation. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any mandatory requirement of Applicable Legislation, such mandatory requirement prevails.

8.7	Notice

The Warrant Agent is not required to give notice to third parties, including the Warrantholders, of the execution of this Indenture.

8.8	No Inquiries

In the exercise of any right or duty hereunder the Warrant Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, if such evidence complies with Applicable Legislation and the Warrant Agent examines such evidence and determines that it complies with the applicable requirements of this Indenture. The Warrant Agent may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The Warrant Agent is not bound to make any inquiry or investigation as to the performance by the Company of the Company’s covenants hereunder.

8.9	Actions by Warrant Agent to Protect Interest

The Warrant Agent shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

8.10	Warrant Agent Not Required to Give Security

The Warrant Agent is not required to give any bonds or security with respect to the execution or administration of the trusts and powers of this Indenture.

8.11	No Conflict of Interest

The Warrant Agent represents to the Company that, to the best of its knowledge, at the time of the execution and delivery of this Indenture, there exists no material conflict of interest in the role of the Warrant Agent as a fiduciary hereunder but if, notwithstanding the provisions of this Section 8.11, such a material conflict of interest exists, the validity and enforceability of this Indenture and the instruments issued hereunder is not affected in any manner whatsoever by reason only that such material conflict of interest exists or arises. The Warrant Agent shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 8.5.

8.12	Warrant Agent Not Ordinarily Bound

No provision of this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified and funded. The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrantholders hereunder, is conditional upon Warrantholders furnishing, when required in writing so to do by the Warrant Agent, an indemnity reasonably satisfactory to the Warrant Agent, and funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against any loss, damage or liability by reason thereof.

8.13	Warrant Agent May Deal in Instruments

The Warrant Agent may in its personal or other capacity, buy, sell, lend upon and deal in and hold securities of the Company and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

8.14	Recitals or Statements of Fact Made by Company

Except for the representations contained in Sections 8.11 and 8.18 subject to the provisions hereof, the Warrant Agent is not liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Warrant Certificates and is not required to verify the same but all such statements and recitals are and are deemed to have been made by the Company only.

8.15	Warrant Agent’s Discretion Absolute

The Warrant Agent, except as herein otherwise provided, has, as regards all the trusts, powers, authorities and discretions vested in it, absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof.

8.16	No Representations as to Validity

The Warrant Agent is not:

(a)	under any responsibility in respect of the validity of this Indenture or the execution and delivery thereof or (subject to Section 2.4(a) and 2.8 hereof) in respect of the validity or the execution of any Warrant Certificate;

(b)	responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any Warrant Certificate; or

(c)	by any act hereunder, deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued as provided in this Indenture or in any Warrant Certificate or as to whether any shares will when issued be duly authorized or be validly issued and fully paid and non-assessable. The duty and responsibility as to all the matters and things referred to in this Section 8.16 rests upon the Company and not upon the Warrant Agent and the failure of the Company to discharge any such duty and responsibility does not in any way render the Warrant Agent liable or place upon it any duty or responsibility for breach of which it would be liable.

8.17	Acceptance of Trusts

The Warrant Agent hereby accepts the trusts of this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful way.

8.18	Warrant Agent’s Authority to Carry on Business

The Warrant Agent represents to the Company that at the date hereof it is authorized to carry on the business of a trust company in British Columbia. If, notwithstanding the provisions of this Section 8.18, it ceases to be authorized to carry on such business in British Columbia, the validity and enforceability of this Indenture and of the Warrants issued hereunder are not affected in any manner whatsoever by reason only of such event, provided that the Warrant Agent shall, within 30 days after ceasing to be authorized to carry on such business in British Columbia, either become so authorized or resign in the manner and with the effect specified in Section 8.5.

8.19	Indemnification of Warrant Agent

Without limiting any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Company hereby agrees to indemnify and hold harmless the Warrant Agent from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Warrant Agent in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and other disbursements arising by reason of the gross negligence, wilful misconduct or fraud of the Warrant Agent. This provision shall survive the resignation or removal of the Warrant Agent, or the termination of this Indenture. The Warrant Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its counsel, may involve it in expense or liability, unless the Company shall, so often as required, furnish the Warrant Agent with satisfactory indemnity and funding against such expense or liability. Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Company to the Warrant Agent under this Indenture in the twelve (12)months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

8.20	Performance of Covenants by Warrant Agent

If the Company fails to perform any of its covenants contained in this Indenture, then the Company will notify the Warrant Agent in writing of such failure and upon receipt by the Warrant Agent of such notice, the Warrant Agent will notify the Warrantholders of such failure on the part of the Company and may itself perform any of the said covenants capable of being performed by it, but shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or disbursed by the Warrant Agent in so doing shall be reimbursed as provided in Section 3.11. No such performance, expenditure or disbursement by the Warrant Agent shall be deemed to relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

8.21	Third Party Interests

Each party to this Indenture hereby represents to the Warrant Agent that any account to be opened by, or interest to held by the Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

8.22	Not Bound to Act

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or antiterrorist legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Company, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such 10-day period, then such resignation shall not be effective.

9.	NOTICES

9.1	Notice to Company or Warrant Agent

Any notice to the Company or the Warrant Agent under the provisions of this Indenture is valid and effective if in writing delivered, sent by registered letter, postage prepaid or sent by telecopier:

(a)	to the Company at:

NioCorp Developments Ltd.

999 West Hastings Street, Suite 525

Vancouver, BC V6C 2W2

Attention:	Peter Dickie
Telephone:	604 568-7365
Email:	pdickie@niocorp.com

with a copy to (which shall not constitute notice):

Boughton Law Corporation
700 – 595 Burrard Street Vancouver, BC V7X 1S8

Attention:	Rory Godinho
Telephone:	604 675-6789
Email:	rgodinho@boughtonlaw.com\

(a)	to the Warrant Agent at:

Computershare Trust Company of Canada
3rd Flr– 510 Burrard Street
Vancouver, BC V6C 3B9

Attention	General Manager, Corporate Trust
Email	Corporatetrust.vancouver@computershare.com

(b)	to the Agent at:

Mackie Research Capital Corporation
1055 Dunsmuir Street, Suite 564
Vancouver, BC V7X 1L4

Attention:	Kiran Patankar
Telephone:	604 662-1800
Email:	kpatankar@mackieresearch.com

with a copy to (which shall not constitute notice):

Lawson Lundell LLP
1600 – 925 West Georgia Street
Vancouver, BC V6C 3L2

Attention:	Randall Chatwin
Telephone:	604 631-6799
Email:	rchatwin@lawsonlundell.com

Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice and, if sent by facsimile, be deemed to have been given and received on the day it was so sent unless it was sent:

(a)	on a day which is not a business day in the place to which it was sent; or

(b)	after 4:30 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a business day in the place to which it was sent.

The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in this Section 9.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this Indenture.

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Company hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in this Section 9.1, by facsimile or electronic transmission or other means of prepaid, transmitted and recorded communication.

9.2	Notice to Warrantholders

Any notice to the Warrantholders under the provisions of this Indenture is valid and effective if delivered, sent by regular mail or sent by courier, to each Warrantholder at its address appearing on the register of Warrants kept by the Warrant Agent or, in the case of joint holders, to the first such address, and, if delivered or couriered, shall be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been received on the fifth Business Day following the date of the postmark on such notice.

If, by reason of any interruption of mail service, actual or threatened, any notice to be given to the Warrantholders by the Warrant Agent or the Company would be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if published once (i) in the national edition of The Globe & Mail newspaper; and (ii) in such other place or places and manner, if any, as the Warrant Agent may require. Any notice given to Warrantholders by publication shall be deemed to have been given on the last day on which publication shall have been effected.

A copy of any notice provided to the Warrantholders shall be concurrently provided to the Agent in the manner specified in Section 9.1.

10.	POWER OF BOARD OF DIRECTORS

10.1	Board of Directors

In this Indenture, where the Company is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Company, by any duly appointed committee of the directors of the Company or by those officers of the Company authorized to exercise such acts.

11.	MISCELLANEOUS PROVISIONS

11.1	Further Assurances

The parties covenant and agree from time to time, as may be reasonably required by any party hereto, to execute and deliver such further and other documents and do all matters and things which are convenient or necessary to carry out the intention of this Indenture more effectively and completely.

11.2	Unenforceable Terms

If any term, covenant or condition of this Indenture or the application thereof to any party or circumstance is invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable is not affected thereby and each remaining term, covenant or condition of this Indenture is valid and enforceable to the fullest extent permitted by law.

11.3	No Waiver

No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder is deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, does not constitute a waiver by such party of its rights hereunder.

11.4	Waiver of Default

Notwithstanding Section 11.3 above, upon the happening of any default hereunder:

(a)	the holders of not less than 51% of the Warrants then outstanding shall have power (in addition to the powers exercisable by extraordinary resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, if, in the Warrant Agent’s opinion, relying on the opinion of legal counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

11.5	Immunity of Shareholders

Subject to the contractual right of action given by the Company to the Warrantholders in the subscription agreements, Section 3.16 herein and to be contained in the Prospectus, and subject to any other rights or remedies available to the Warrantholders under applicable securities legislation or otherwise, the Warrant Agent and, by the acceptance of the Warrant Certificate and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, director, officer, employee or agent of the Company or of any successor corporation on any covenant, agreement, representation or warranty by the Company contained herein or in the Warrant Certificates.

11.6	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Company or of any successor corporation or any of the past, present or future officers, employees or agents of the Company or of any successor corporation, but only the property of the Company or of any successor corporation shall be bound in respect hereof.

11.7	Suits by Warrantholders

(a)	No Warrantholder has any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder unless the Warrantholders by Extraordinary Resolution have made a request to the Warrant Agent and the Warrant Agent has been afforded reasonable opportunity to proceed or complete any action or suit for any such purpose whether or not in its own name and the Warrantholders or any of them have furnished to the Warrant Agent, when so requested by the Warrant Agent sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Warrant Agent has failed to act within a reasonable time or the Warrant Agent has failed to actively pursue any such act or proceeding.

(b)	Subject to the provisions of this Section and otherwise in this Indenture, all or any of the rights conferred upon a Warrantholder by the terms of a Warrant may be enforced by such Warrantholder by appropriate legal proceedings without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time.

11.8	SEC Reporting Status

The Company confirms that as at the date of execution of this agreement it does not have a class of securities registered pursuant to Section 12 of the US Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act.

The Company covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the US Securities Exchange Act or the Company shall incur a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Company in accordance with the US Securities Exchange Act, the Company shall promptly deliver to the Warrant Agent an Officers’ Certificate (in a form provided by the Warrant Agent) notifying the Warrant Agent of such registration or termination and such other information as the Warrant Agent may require at the time. The Company acknowledges that the Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

11.9	Force Majeure

Except for the payment obligations of the Company contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

11.10	Privacy Matters

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company shall, prior to transferring or causing to be transferred personal information to the Warrant Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Warrant Agent shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Warrant Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Company or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft or unauthorized access, use or modification.

11.11	Enurement

This Indenture enures to the benefit of and is binding upon the parties hereto and their respective successors and assigns and may not be assigned by either party hereto without the consent in writing of the other party, such consent not to be unreasonably withheld.

11.12	Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the date hereof.

11.13	Satisfaction and Discharge of Indenture

Upon the date by which there shall have been delivered to the Warrant Agent for exercise, cancellation or destruction all Warrants theretofore certified hereunder and if all certificates required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture (except for any indemnities given to the Warrant Agent) shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Company and upon delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Company hereunder shall remain in full force and effect and survive the termination of this Indenture.

11.14	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or the Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the holders from time to time of the Warrants any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

11.15	Further Assurances

Each of the parties hereto, including the Company, subject to Applicable Legislation, shall do or cause to be done all such acts and things and execute such further documents, agreements and assurances as may reasonably be necessary or advisable from time to time to carry out the provisions of this Indenture in accordance with their true intent.

[remainder of this page intentionally left blank]

11.16	Formal Date and Effective Date

For the purpose of convenience this Indenture is referred to as bearing the formal date of November 10, 2014, however notwithstanding such formal date, this Indenture becomes effective as between the Company and any particular Warrantholder upon the date of issuance of a Warrant Certificate to such Warrantholder.

NIOCORP DEVELOPMENTS LTD.

Per:	/s/ Mark A. Smith
Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	/s/ Nicole Clement
Nicole Clement
Authorized Signatory

Per:	/s/ Jill Dunn
Jill Dunn
Authorized Signatory

SCHEDULE “A”

FORM OF WARRANT CERTIFICATE

[IF APPLICABLE] UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THE SECURITY [FOUR MONTHS AND ONE DAY AFTER THE ORIGINAL DATE OF ISSUANCE OF THE WARRANTS].

[IF APPLICABLE:] WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [FOUR MONTHS AND ONE DAY AFTER THE ORIGINAL DATE OF ISSUANCE OF THE WARRANTS].

[NOTE: THE LEGENDS BELOW NEED ONLY BE ENDORSED ON THE WARRANT CERTIFICATES ISSUED TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES.]

[THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED TO THE COMPANY’S TRANSFER AGENT.

THESE WARRANTS MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.]

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WARRANT CERTIFICATE

NIOCORP DEVELOPMENTS LTD.

(incorporated under the laws of British Columbia)

No. W-«Warrant» CUSIP NO: 654484120	«Number» WARRANTS entitling the holder to acquire one Common Share for each Warrant, subject to adjustment as set out below

THIS IS TO CERTIFY that, for value received, «Name» (the “Warrantholder”) is the registered holder of the number of warrants (the “Warrants”) stated above and is entitled to acquire in the manner and at the time, and subject to the restrictions contained in the Indenture (as defined below), the number of common shares (the “Common Shares”) of NioCorp Developments Ltd. (the “Company”) as is equal to the number of Warrants represented hereby (subject to adjustment as set out below and in the Indenture) at an exercise price of $0.65 until the Expiry Time (or as defined below).

The Warrants represented by this certificate are issued under and pursuant to a certain indenture (the “Indenture”) made as of November 10, 2014 between the Company and Computershare Trust Company of Canada (the “Warrant Agent”) (which expression includes any successor agent appointed under the Indenture), to which Indenture and any instruments supplemental thereto reference is hereby made for a full description of the rights of the holders of the Warrants and the terms and conditions upon which such Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which provisions the holder of these Warrants by acceptance hereof assents. All terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Warrant Certificate, except those that are necessary by context, the provisions of the Indenture shall prevail. The Company will furnish to the holder of this Warrant Certificate, upon request and without charge, a copy of the Indenture.

The Warrants represented by this Warrant Certificate are only exercisable on or prior to 4:59 p.m. (Vancouver time) on [24 months from the date of issue] (the “Expiry Time”).

The holder of this Warrant Certificate may, at any time before the Expiry Time, exercise all or any number of the Warrants represented hereby, by surrendering to the Warrant Agent a Warrant Certificate or Warrant Certificates representing the number of Warrants to be exercised, together with the duly completed and executed exercise form attached as Appendix 1 hereto in accordance with the instructions contained in Appendix 4 attached hereto. Any such exercise is subject to compliance with, and may be restricted by, Applicable Legislation. If, at the time of the exercise of the Warrants, there remain restrictions on resale under Applicable Legislation on the Common Shares acquired, the Company may endorse the certificates representing the Common Shares acquired with respect to such resale restrictions.

The Common Shares in respect of which the Warrants are exercised will be deemed to have been issued on the date of such exercise, at which time each Warrantholder will be deemed to have become the holder of record of such Common Shares.

After the exercise of Warrants, the Warrant Agent shall within three Business Days of such exercise cause to be mailed or delivered to each Warrantholder at its address specified in the register for the Warrants maintained by the Warrant Agent, certificates for the appropriate number of Common Shares issuable in respect of such Warrants, not exceeding those which such Warrantholder is entitled to acquire pursuant to the Warrants so exercised. If the holder of this Warrant Certificate exercises some but not all of the Warrants represented hereby, he or she will be entitled to receive, without charge, a new Warrant Certificate representing the unexercised number of the Warrants represented hereby.

The holder of this Warrant Certificate may at any time up to the Expiry Time, upon written instruction delivered to the Warrant Agent and payment of the charges provided for in the Indenture and otherwise in accordance with the provisions of the Indenture, exchange this Warrant Certificate for other Warrant Certificates evidencing Warrants entitling the holder to acquire in the aggregate the same number of Common Shares as may be acquired under this Warrant Certificate.

The number of Common Shares which may be acquired by a Warrantholder upon exercise of Warrants, are also subject to and governed by Article 4 of the Indenture with respect to anti-dilution provisions, including provisions for the appropriate adjustment of the class, number and price of the securities issuable hereunder upon the occurrence of certain events including any subdivision, consolidation, or reclassification of the shares, payment of stock dividends, or amalgamation of the Company.

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The holding of the Warrants evidenced by this Warrant Certificate does not constitute the Warrantholder a shareholder of the Company or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

The Warrants may only be transferred by the Warrantholder (or its legal representatives or its attorney duly appointed) on the register kept at the office of the Warrant Agent, in accordance with applicable laws and upon compliance with the conditions set out in the Indenture, by delivering to the Warrant Agent’s Vancouver office a duly executed Form of Transfer attached as Appendix 2 hereto and complying with such other reasonable requirements as the Company and the Warrant Agent may prescribe and such transfer shall be duly noted on the register by the Warrant Agent.

The holder understands and acknowledges that the Warrants and the Common Shares issuable hereunder have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under the securities laws of any state of the United States, and that Warrants originally issued in the United States or to, or for the account or benefit of, a person in the United States or a U.S. person are, and any Common Shares issued upon exercise of such Warrants will be, “restricted securities” within the meaning of Rule 144(a)(3) of the 1933 Act. “United States” and “U.S. person” have the respective meanings assigned in Regulation S (“Regulation S”) under the 1933 Act.

The holder understands that the Warrants represented hereby may not be exercised within the United States or by or for the account or benefit of a U.S. person or a person in the United States, and the Common Shares issuable upon exercise of such Warrants may not be delivered within the United States, unless such Common Shares are registered under the 1933 Act and the securities laws of any state in which the holder is resident, or unless an exemption from such registration requirements is available.

The holder understands that, until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Warrants and Common Shares which are “restricted securities”, and all certificates issued in exchange therefor or in substitution thereof, will bear a U.S. restrictive legend substantially in the form prescribed by section 5.7 of the Indenture; provided that if the Warrants or the Common Shares, provided the Company is a “foreign issuer” as defined in the Regulation S at the time such Common Shares are being issued, are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, such legend may be removed by providing an executed declaration to the Warrant Agent or, with respect to Common Shares, the Company’s registrar and transfer agent, in substantially the form set forth as Appendix 3 attached to this Warrant Certificate (or in such other form as the Company may prescribe from time to time) and, if requested by the Company, the Warrant Agent or the transfer agent (as the case may be), an opinion of counsel of recognized standing in form and substance satisfactory to the Company, the Warrant Agent and the transfer agent (as applicable) to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Common Shares are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the Company and the transfer agent of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company, the Warrant Agent and the transfer agent (as applicable), to the effect that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws.

This Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

After the exercise of any of the Warrants represented by this Warrant Certificate, the Warrantholder shall no longer have any rights under either the Indenture or this Warrant Certificate with respect to such Warrants, other than the right to receive certificates representing the Common Shares issuable on the exercise of those Warrants, and those Warrants shall be void and of no further value or effect.

The Indenture contains provisions making binding upon all Warrantholders resolutions passed at meetings of such holders in accordance with such provisions or by instruments in writing signed by the Warrantholders holding a specified percentage of the Warrants.

Time shall be of the essence hereof.

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IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed and the Warrant Agent has caused this Warrant Certificate to be countersigned by its duly authorized officers as of this _______ day of _____________ , 201___.

NIOCORP DEVELOPMENTS LTD.

Per:

Authorized Signatory

COUNTERSIGNED BY:

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:

Authorized Signatory

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Appendix 1 TO

WARRANT CERTIFICATE

EXERCISE FORM

TO:	NIOCORP DEVELOPMENTS LTD. (the “Company”)

1.            The undersigned hereby irrevocably subscribes for and exercises the right to acquire__________________________ Common Shares of the Company (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto under the provisions of the accompanying Warrant Certificate) according to the provisions of the Indenture referenced in the accompanying Warrant Certificate.

2.            The Common Shares (or other securities or property) are to be registered as follows:

Name: __________________________________________________________________

(print clearly)

Address in full: ___________________________________________

Number of Common Shares: _________________________________________________

3.            Such securities should be sent by courier to:

Name: _________________________________________________________________

(print clearly)

Address in full: __________________________________________

If the number of Warrants exercised is less than the number of Warrants represented hereby, the undersigned requests that the new Warrant Certificate representing the balance of the Warrants be registered in the name of the undersigned and should be sent by courier to:

Name: __________________________________________________________________

(print clearly)

Address in full: __________________________________________

4.            The undersigned understands that upon the exercise of Warrants issued in the United States or to, or for the account or benefit of, a “U.S. person” or a person in the United States, which bear the legend in section 5.9 of the Indenture, the certificate(s) representing the Common Shares will bear a legend substantially in the form prescribed by section 5.9 of the Warrant Indenture restricting transfer of the Common Shares without registration under the U.S. Securities Act, and applicable state securities laws unless an exemption from registration is available. “U.S. person” and “United States” have the respective meanings assigned in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

5.            The undersigned represents that it is (check one box):

☐	A.	not a “U.S. person” or a person in the United States; or
☐	B.	an “accredited investor”, within the meaning of Regulation D under the U.S. Securities Act

DATED at ___________________ , ________________ , this ________ day of ______ , 20____ .

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_____________________________________
Signature Witnessed or Guaranteed (See instructions to Warrantholders in Appendix 4)	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)

Name of Warrantholder: Address (Please print) :

Notes to Warrantholders:

(1)	In order to voluntarily exercise the Warrants represented by this certificate, prior to the Expiry Time pursuant to section 5.2 of the Indenture, this exercise form must be delivered to the Warrant Agent, together with this Warrant Certificate. Refer to the instructions to Warrantholders attached as Appendix 4 to this Warrant Certificate.

(2)	If this exercise form indicates that the Common Shares are to be issued to a person or persons other than the registered holder of this Warrant Certificate, the signature of such holder on the exercise form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

(3)	The Common Shares issued on exercise prior to the date that a Receipt is used for the Prospectus (as defined in the Indenture) will be subject to restrictions on resale under applicable securities legislation and will be endorsed with legends to that effect.

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Appendix 2 TO

WARRANT CERTIFICATE

FORM OF TRANSFER

To:	Computershare Trust Company of Canada

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

_____________________________________________________________________________________ (print name and address) the Warrants represented by this Warrants Certificate and hereby irrevocable constitutes and appoints__________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

(A)	the transfer is being made only to the Company;

(B)	the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Appendix 3 to the Warrant Certificate, or

(C)	the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Warrant Agent to such effect.

In the case of a warrant certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Company and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Warrant Agent to such effect.

☐	If transfer is to a U.S. Person, check this box.

DATED this ______day of ______, 20___.

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
	)	Signature of Transferor
)
_______________________	)
Guarantor’s Signature/Stamp	)	Name of Transferor
)

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REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

☐ CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

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REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

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Appendix 3 TO

WARRANT CERTIFICATE

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	NioCorp Developments Ltd. (the “Company”)

AND TO:	☐	Computershare Investor Services Inc., as registrar and transfer agent for the Common Shares of the Company, OR

	☐	Computershare Trust Company of Canada, as Warrant Agent for the Warrants of the Company

The undersigned (a) acknowledges that the sale of securities of the Company to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” of the Company as that term is defined in Rule 405 under the U.S. Securities Act, a “distributor” or an affiliate of a “distributor”, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or another “designated offshore securities market” and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for purposes of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 under the U.S. Securities Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions that, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act

Dated__________________ , 20____.

X
Signature of individual (if Holder is an individual)

X
Authorized signatory (if Holder is not an individual)

Name of Holder (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

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APPENDIX 4 TO

WARRANT CERTIFICATE

INSTRUCTIONS TO WARRANTHOLDERS

TO EXERCISE:

If the Warrantholder exercises Warrants prior to the Expiry Time pursuant to section 5.2 of the Indenture, it must complete, sign and deliver:

(a)	the Exercise Form, attached as Appendix 1;

(b)	the Warrant Certificates; and

(c)	a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Company in an amount equal to the Purchase Price multiplied by the number of Warrant Shares subscribed for or a wire transfer or similar transfer of funds to the Warrant Agent. In the event that the payment of the aggregate Purchase Price is in the form of an uncertified cheque or unguaranteed funds, the Warrant Agent shall be entitled to delay the time of payment of the Purchase Price to the Company until such uncertified or unguaranteed funds have cleared in the ordinary course of the financial institution upon which the same are drawn.

to the Warrant Agent indicating the number of Common Shares to be acquired. In such case, the signature of such registered holder on the Exercise Form must be witnessed.

TO TRANSFER:

If the Warrantholder wishes to transfer Warrants, then the Warrantholder must complete, sign and deliver (as appropriate):

(a)	the Transfer Form attached as Appendix 2; and

(b)	the Warrant Certificates,

to the Warrant Agent indicating the number of Warrants to be transferred.

For the protection of the holder, it would be prudent to use registered mail if forwarding by mail.

GENERAL:

If the Transfer Form or Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Warrant Agent.

The name and address of the Warrant Agent is:

Computershare Trust Company of Canada

3rd Floor, 510 Burrard Street

Vancouver, British Columbia

V6C 3B9

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SCHEDULE “B”

DEFINITION OF “U.S. PERSON” AND “UNITED STATES”

“U.S. Person”

(1)	U.S. person means:

(i)	any natural person resident in the United States;

(ii)	any partnership or corporation organized or incorporated under the laws of the United States;

(iii)	any estate of which any executor or administrator is a U.S. person;

(iv)	any trust of which any trustee is a U.S. person;

(v)	any agency or branch of a foreign entity located in the United States;

(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)	any partnership or corporation if:

(A)	organized or incorporated under the laws of any foreign jurisdiction; and

(B)	formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(a) under the 1933 Act) who are not natural persons, estates or trusts.

(2)	Notwithstanding paragraph (o)(1) of this section, any discretionary account or similar account (other than an estate or trust) held for the benefit of or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States shall not be deemed a U.S. person;

(3)	Notwithstanding paragraph (o)(1) of this section, any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i)	an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii)	the estate is governed by foreign law.

(4)	Notwithstanding paragraph (o)(1) of this section, any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

(5)	Notwithstanding paragraph (o)(1) of this section, an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

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(6)	Notwithstanding paragraph (o)(1) of this section, any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i)	the agency or branch operates for valid business reasons; and

(ii)	the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7)	The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

“United States”

(1)	“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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